3: <SUBMISSION>

<SUBMISSION>

<TYPE> 8-K

<LIVE>

<DOCUMENT-COUNT> 1

<ITEMS> 5

<PERIOD> 06/04/01

<SROS> NASD

<SUBMISSION-CONTACT>

<NAME> Mark G. Eisenschenk

<PHONE> 651-456-1403

</SUBMISSION-CONTACT>

<FILER>

<CIK> 0000801529

<CCC> b3*vwseo

</FILER>

<DOCUMENT>

<TYPE> 8-K

<DESCRIPTION> 8-K

<TEXT>


UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 04, 2001

PRINTWARE, INC.

_____________________________________________________________________________

(Exact name of Registrant as specified in its charter)

Minnesota 000-20729 41-1522267

_____________________________ ___________ ___________________

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification No.)

1270 Eagan Industrial Road, St. Paul, MN 55121

_______________________________________________

(Address of principal executive offices)

Registrant's telephone number, including area code: (651) 456-1400


Item 5. Other Events.

Exhibits

99.1 Press Release, dated June 4, 2001, regarding Stock Repurchase plan.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRINTWARE, INC.

Registrant

Dated: June 14, 2001 By /s/ Stanley Goldberg

_______________________

Stanley Goldberg

President and Chief Executive Officer

(Principal Executive Officer)

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE> EX-99.1 OTHERDOC

<DESCRIPTION> PRESS RELEASE DATED JUNE 4, 2001

<TEXT>


NEWS RELEASE

For immediate release

Printware, Inc.

1270 Eagan Industrial Rd.

St. Paul, MN 55121

http://PrintwareInc.com

CONTACT:

Mark G. Eisenschenk, Printware, Inc., (651) 456-1403

Printware, Inc. Announces Stock Repurchase Plan.

ST. PAUL, MINN., June 4, 2001-Printware, Inc. (Nasdaq-NNM: PRTW)

today announced its Board of Directors has approved a stock repurchase plan which authorizes the Company to repurchase up to 500,000 shares of its

Common Stock in market or private transactions, or approximately fifteen

(15) percents of its current shares outstanding. The Company has approximately 3.3 million shares outstanding. The repurchase plan is based on the belief that Printware's shares are undervalued and that shareholders would be better served by using the Company's excess cash resources to buy back a portion of its outstanding Common Stock.

</TEXT>

</DOCUMENT>

</SUBMISSION>